Exhibit 99.1

3418 N. Val Vista Drive Mesa, AZ 85213	T: 480-556-5555 F: 480-556-5500 www.renegy.com
FOR IMMEDIATE RELEASE
NEWS RELEASE

CONTACT:	Tom Lagerhausen (480) 556-5555
RENEGY HOLDINGS, INC. ANNOUNCES INTENT TO
VOLUNTARILY DELIST AND DEREGISTER ITS COMMON STOCK
MESA, Ariz. (March 10, 2009) – Renegy Holdings, Inc. (“Renegy” or the “Company”) (NASDAQ: RNGY), announced today that it has notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from The Nasdaq Capital Market, and that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934 (the “Exchange Act”) and cease filing reports with the Securities and Exchange Commission (the “SEC”).
The decision to voluntarily delist and deregister the common stock is a cost savings step that will reduce expenses on an annual basis associated with the Company’s Nasdaq listing and compliance with SEC reporting requirements, which include legal, accounting and other administrative fees. The Company’s common stock is thinly traded and the Company does not believe the benefits of having its common stock listed and registered outweigh the annual costs. Management believes that the expense reductions inherent in delisting and deregistering its shares will benefit the Company and its shareholders, and ultimately will serve to maximize the value of the Company.
The Company anticipates that it will file with the SEC a Form 25 relating to the delisting of its common stock on or about March 20, 2009, with the delisting of its common stock to be effective ten days thereafter. Accordingly, the Company expects that the last day of trading of its common stock on The Nasdaq Capital Market will be on or about March 27, 2009. The filing of the Form 25 and notice to Nasdaq have been undertaken in anticipation of a vote by Renegy’s stockholders at a special meeting to be held March 27, 2009 on proposals to effect a 1-for-2,000 reverse stock split of Renegy’s common stock, the cashout of fractional shares at an amount equal to $0.74 per whole share of common stock prior to giving effect to the reverse stock split, and a 2,000-for-1 forward stock split immediately following the reverse stock split and cashout of fractional shares (the “Transaction”). The Transaction is being undertaken by Renegy for the purpose of reducing the number of stockholders to less than 300 such that it can deregister its common stock pursuant to applicable Exchange Act rules and, consequently, cease filing reports with the SEC. The record date for the special meeting was February 24, 2009 and the Company filed a definitive proxy statement with the SEC regarding the proposed Transaction on March 5, 2009.

Exhibit 99.1
On the effective date of the delisting, the Company plans to file a Form 15 to deregister its common shares under Section 12(g) of the Securities Exchange Act of 1934. It will be eligible to delist and deregister because it will have fewer than 300 record holders of its common stock if the Transaction is completed as proposed. Upon filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. Although the Company has arranged neither for the listing or registration of its common stock on another national securities exchange nor for the quotation of its common stock on a quotation medium, it is possible that market makers will cause Renegy’s common stock to be quoted on the Pink Sheets or a similar quotation medium following its delisting from The Nasdaq Capital Market.
About Renegy
     Renegy, based in Tempe, Arizona, is a renewable energy company engaged in biomass power generation utilizing wood waste as a primary fuel source. Renegy’s current biomass power generating assets include a 24 MW facility near Snowflake, Arizona that commenced commercial operations in June 2008, and an idle 13 MW biomass plant in Susanville, California. Renegy’s other business activities include an established fuel aggregation and wood products division, which collects and transports forest thinnings and woody waste biomass fuel to its power plants, and which sells logs, lumber, shaved wood products and other high value wood by-products to provide additional value to its primary business operations. Find Renegy on the Worldwide Web at www.renegy.com.
     When used in this press release, the words or phrases “will likely result,” “are expected to,” “anticipate,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Such statements are subject to certain risks and uncertainties which could cause actually results to differ materially from results presently anticipated or projected. You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this press release or in the Company’s filings with the SEC.